SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 31, 2014
Body Central Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-34906	14-1972231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6225 Powers Avenue Jacksonville, FL		32217
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number including area code: (904)- 737-0811
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Appointment of Directors
Effective July 31, 2014, the board of directors (the “Board”) of Body Central Corp. (the “Company”) increased the size of the Board from five directors to eight, and appointed three new Board members to fill the newly-created directorships.
Biographical information regarding the three new directors, Mr. Bryan Eshelman, Ms. Folline Cullen, and Mr. Ben Rosenfeld, appears below. Ms. Cullen has been appointed Chairperson of the Board’s Audit Committee.

Bryan Eshelman, age 42, has extensive retail and consulting experience in the areas of sourcing and production, information technology, distribution, and logistics. Since April 2013, Mr. Eshelman has served as Chief Operating Officer at Aldo Group, Inc. in Montreal, QC. Prior to his tenure with Aldo, he was the EVP & Chief Supply Chain Officer at Charming Shoppes, Inc. Prior to serving Charming Shoppes, Mr. Eshelman was a partner in the retail practice at Alix Partners, LLP, a turnaround advisory firm. Mr. Eshelman spent 15 years in the retail consultancy practice of Kurt Salmon Associates. Mr. Eshelman holds a Bachelor of Science degree in Applied Mathematics and Economics from the University of Virginia, as well as an MBA in Finance from the Wharton School at the University of Pennsylvania.

Folline Cullen, age 48, brings extensive accounting and strategic experience from both the public accounting and private sectors. Ms. Cullen joined Educate Online in Fall 2011 to oversee the spin-off from Sylvan Learning, Inc. and manage the company’s financial and treasury functions. Since 2011, Ms. Cullen has been instrumental in executing restructuring efforts, securing additional funding, and developing the strategic growth plans of Educate Online. Previously, Ms. Cullen was the CFO of Wall Street Institute International, the leading global brand in English instruction. During her tenure at Wall Street Institute International, Ms. Cullen participated in the strategic development and the execution of a number of strategic transactions, while overseeing and leading efficiency initiatives in the organization’s global finance functions. In 2007, she was engaged by a public company to successfully respond to regulatory reporting issues requiring a number of financial restatements and audits within a five-month period. Ms. Cullen spent over ten years with Deloitte & Touche in New York, delivering litigation, consulting, and audit services to some of the firm’s most valued SEC clients. Ms. Cullen holds a Bachelor’s degree in Accounting from the University of Southern California and is a Certified Public Accountant. She will serve as Chairperson of the Board’s Audit Committee.

Ben Rosenfeld, age 38, brings over 20 years’ experience in the fashion and apparel industry. Mr. Rosenfeld is currently Vice President Store Operations, Retail and Outlet at Kenneth Cole Productions. He has held management positions at Lacoste from 2004 to 2013, Charlotte Russe from 2002 to 2004, and Express from 1999 to 2001. While at Lacoste, Mr. Rosenfeld held a variety of positions including Vice President of Retail and E-commerce, North America and was a member of the internal Global Retail Excellence Committee. In this role, he was responsible for Sales, Metrics, and Real Estate for the retail, outlet and E-commerce divisions as well as managing all three direct-to-consumer channels for Lacoste in the US and Canada. Mr. Rosenfeld holds a Bachelor of Science degree in Business Administration / International Business from Montclair State University.

Item 8.01. Other Events.

On July 31, 2014, the Company issued a press release announcing the director appointments described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1. Press release of Body Central Corp. dated July 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY CENTRAL CORP.
(registrant)

	By:	/s/ Timothy J. Benson
Timothy J. Benson
Senior Vice President, Finance and Secretary
August 1, 2014

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